                                                                   EXHIBIT 23.02


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 of our report included herein dated April 4, 1997 (except for Note 15, as to which the date is May 1, 1997), relating to the consolidated financial statements of Grand Adventures Tour & Travel Publishing Corporation and subsidiary, to the incorporation by reference of such report included in the Company's 1996 annual report on Form 10-K, and to our Firm under the caption "Experts" in the Prospectus.



Andersen Andersen & Strong L.C.
Salt Lake City, Utah

December 4, 1997